        Exhibit 99.1
FOR IMMEDIATE RELEASE
Forum Energy Technologies Completes Acquisition of Variperm Energy Services
Houston, Texas, January 5, 2024 – Forum Energy Technologies, Inc. (NYSE: FET) today announced it has completed the acquisition of Variperm Energy Services (“Variperm”), a leading manufacturer of customized downhole technology solutions, providing sand and flow control products for heavy oil applications. Total consideration for the acquisition consisted of $150 million of cash and 2 million shares of FET’s common stock, subject to customary purchase price adjustments.
“This accretive acquisition enhances FET’s downhole and artificial lift product portfolio by adding a leading manufacturer of customized downhole technology solutions in sand and flow control for heavy oil applications. We expect the combined global footprint of FET and Variperm to benefit both legacy FET and Variperm products,” said Neal Lux, President and CEO of FET. “We are excited to welcome the Variperm employees to the FET team.”
Transaction Financing
The cash consideration for the transaction was funded from cash on hand, borrowings under our ABL credit facility, and a $60 million seller term loan. The seller term loan will mature in December 2026 and provides for an initial interest rate of 11% that is subject to escalation after the first anniversary of the loan. The seller term loan is payable at any time without penalty.
As previously disclosed, FET completed an amendment to the company’s ABL credit facility in November 2023 to, among other things, (i) permit the Variperm acquisition, (ii) increase the aggregate revolving commitments from $179 million to $250 million, (iii) extend the maturity date to September 2028, and (iv) allow the seller term loan. The effectiveness of the above amendments was conditioned on the closing of the acquisition, which condition has been satisfied.

Inducement Grants
FET, in connection with the acquisition of Variperm, granted certain restricted stock unit awards (the “Inducement Grants”) intended to qualify as “inducement grants” under the “employment inducement awards” exemption in Section 303A.08 of the New York Stock Exchange Listed Company Manual to fourteen employees of Variperm as an inducement for them to continue to provide services to Variperm and FET following the acquisition. None of the grantees are executive officers of FET and none of the awards were individually negotiated.
The fourteen employees received an aggregate of 39,000 restricted stock units (“RSUs”). The RSUs will vest in full on the second anniversary of the closing date of the acquisition of Variperm, subject to the employee's continued employment through such vesting date.
Advisors
FET was represented in the transaction by Goldman Sachs & Co. LLC as financial advisor and Gibson, Dunn & Crutcher LLP and Goodmans LLP as legal counsel. Variperm was represented by TPH&Co., the energy business of Perella Weinberg Partners, as financial advisor and Vinson & Elkins LLP and Bennett Jones LLP as legal counsel.

FET (Forum Energy Technologies) is a global company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers’ operations. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosures
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include the benefits of the acquisition of Variperm and the expectations of plans, strategies, objectives and anticipated financial and operating results of the combined company.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include potential adverse reactions or changes to business relationships resulting from the completion of the Variperm acquisition; the significant costs required to complete the Variperm acquisition; the diversion of management attention to transaction-related issues related to the Variperm acquisition; the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services; the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business; and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
Rob.Kukla@f-e-t.com